UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 12, 2020

Rivulet Media, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

 (Address of Principal Executive Offices) (Zip Code)

(480) 225-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2020, Rivulet Media, Inc. (the “Company”), and Michael J. Witherill entered into an Employment Agreement with respect to his positions as President, Chief Financial Officer, Principal Accounting Officer, and a member of the board of directors (the “Board”) of the Company. Mr. Witherill is to devote his full time and attention to his duties, and will receive an annual salary of $360,000, payable in accordance with the Company’s standard payroll practices, provided that such amount may be deferred as determined by Mr. Witherill or the Board as needed to cover other Company expenses. Mr. Witherill is permitted to serve as a director of not for profit and for profit businesses that do not compete with the Company.

On August 14, 2020, the Company and Aaron Klusman entered into an Employment Agreement with respect to his positions as Chief Executive Officer and a member of the Board. Mr. Klusman is to devote as much time and attention to his duties as is necessary, and will receive an annual salary of $360,000, payable in accordance with the Company’s standard payroll practices, provided that such amount may be deferred as determined by Mr. Klusman or the Board as needed to cover other Company expenses. Mr. Klusman is permitted to purchase, sell, oversee, manage, and develop real estate properties and projects; and serve as a director of not for profit and for profit businesses that do not compete with the Company.

Both Mr. Witherill and Mr. Klusman (together, the “Executives”) will be eligible for a quarterly and an annual discretionary bonus as periodically established by the Board based upon metrics that will be established by the Board in its sole discretion. The Executives are also eligible to participate in and receive stock options under the Company’s 2020 Equity Incentive Plan. The Employment Agreements provide that notwithstanding anything to the contrary in the Company’s existing or future incentive plans or any award agreement, upon a Change of Control, as defined in the Employment Agreements, all of the Executives’ outstanding unvested equity-based awards shall, at their option, vest and become immediately exercisable and unrestricted.

The Executives’ employment under the Employment Agreements commenced effective April 1, 2020, and will continue for two years, subject to successive one-year renewals. Each Executive will be an “at-will” employee. Either the Executive or the Company may terminate his employment with or without cause, for any reason or no reason, and at any time. The Executives are each subject to standard confidentiality provisions and a non-compete, non-solicitation covenant for a one-year period following termination of employment.

The above descriptions are only a summary of the material terms of the Employment Agreements, do not purport to be a complete description of the Employment Agreements, and are qualified in their entirety by reference to the Employment Agreements, copies of which are filed as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits.

10.1
Employment Agreement between Rivulet Media, Inc. and Michael J. Witherill executed August 12, 2020.

10.2
Employment Agreement between Rivulet Media, Inc. and Aaron Klusman executed August 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2020

Rivulet Media, Inc., a Delaware corporation

By: /s/ Mike Witherill
       Mike Witherill, President and CFO

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